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                                                                 EXHIBIT 10.8(b)


Amendment dated January 5, 2003 to Service Agreement between EVI Audio GmbH, Mark IV Audio Deutschland GmbH & Co. KG, and Mathias Stieler von Heydekampf, dated February 21, 1997


Preamble

Reference is made to the Service Agreement between EVI Audio GmbH ("EVI"), Mark IV Audio Deutschland GmbH & Co KG, and Mathias Stieler von Heydekampf ("Executive"), entered into on February 21, 1997 (the "Service Agreement");

Reference is also made to the Secondment Agreement between EVI, Telex Communications, Inc. ("Telex") and Executive (the "Secondment Agreement") entered into on January 5, 2003.

The Secondment Agreement provides that for the Secondment Period (as defined therein), Executive will be seconded to Telex in Burnsville, Minnesota, USA.

In accordance with Section 12(2) of the Service Agreement, EVI and Executive wish to modify the Service Agreement by adding a new Section 13 to read as follows:

         "SECTION 13. RIGHTS AND OBLIGATIONS DURING AND FOLLOWING PERIOD OF SECONDMENT.

         1. Notwithstanding anything in this Agreement to the contrary, during the period Mr. von Heydekampf is seconded (the "Secondment Period") to Telex Communications, Inc. in accordance with the Secondment Agreement between EVI Audio GmbH, Telex Communications, Inc. ("Telex") and Executive (the "Secondment Agreement"), all rights to payments upon termination described in Section 4, remuneration described in Section 5, working hours, place of employment and other employment described in
         Section 6, a company car and business travel described in Section 7, vacation described in Section 8, illness and salary continuation described in Section 9, and insurance described in Section 11, shall be interrupted for the time of the Secondment.

         2. During the Secondment Period, the terms of Mr. von Heydekampf's remuneration and employment shall be governed solely by the Employment Agreement between Mr. von Heydekampf and Telex, executed on January 5, 2003 (the "Telex Agreement") and the Secondment Agreement.

         3. During the Secondment Period, Mr. von Heydekampf shall retain his position described in Section 1 and the responsibilities described in
         Section 2.

         4. During the Secondment Period, Mr. von Heydekampf, in addition to his responsibilities under Section 2, shall have the responsibilities described in the Telex Agreement.


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         5. Following the end of the Secondment Period in accordance with the terms of the Secondment Agreement, the provisions of this Agreement shall be reinstated prospectively as their terms existed on the date of the amendment adding this Section 13, except that Section 5(4) shall be modified so that any remuneration received by Mr. von Heydekampf under the Telex Agreement in the nature of severance payments shall offset and be credited against any and all amounts payable pursuant to this Agreement for termination thereof. For avoidance of doubt, any payments made upon termination of his service for Telex shall be offset against any amounts payable under Section 4 hereof in the event of his subsequent termination from EVI GmbH and shall have been deemed to have satisfied any obligations pursuant to German law in connection with such termination.




                                            EVI Audio GmBH


                                            By:  /s/

                                            Dated: January 5, 2003


                                            Mathias Stieler von Heydekampf


                                            /s/ Mathias Stieler von Heydekampf

                                            Dated: January 5, 2003